Exhibit 10.6

SECURITY AGREEMENT
THIS SECURITY AGREEMENT (the "Agreement") is made and entered into, as of this 6th day of July 2016, by and among OS TYBEE, LLC, a Georgia limited liability Debtor (“OS Tybee”), SB TYBEE, LLC, a Georgia limited liability Debtor (“SB Tybee”) and JV JEFFERSONVILLE, LLC, a Georgia limited liability Debtor (“JV Jeffersonville”) (OS Tybee, SB Tybee and JV Jeffersonville are sometimes collectively referred to as “Debtors”), and ADK GEORGIA, LLC, a Georgia limited liability Debtor ("Secured Party"), with reference to the following facts:
RECITALS:
A. Contemporaneously with the execution of this Agreement, Debtor is borrowing funds from Secured Party or its parent entity pursuant to the terms of that certain Promissory Note for borrowings of up to $1,000,000 dated of even date herewith (the "Note").

B. Debtor has agreed to grant to Secured Party a first-priority security interest in all of the cash, accounts receivable, assets, FF&E, records, goodwill, contracts, agreements and properties, both tangible and intangible, owned or leased by the Debtor that are used in connection with the ownership, operation or development of the Debtor's business operation in accordance with the terms and conditions set forth herein.

AGREEMENTS:
NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:
1. GRANT OF SECURITY INTEREST.

1.1. DEBTORS' PLEDGE. As collateral security for all of the Obligations (as defined in Section 2 hereof), Debtors' hereby pledges and assigns to Secured Party and grants to Secured Party a continuing security interest in the following:

1.1.1. All cash, accounts receivable, assets, and properties, both tangible and intangible, owned or leased by the Debtors that are used in connection with the ownership, operation or development of the Debtors' business to the extent Debtors have an interest therein (Debtors acknowledges that pursuant to the terms of its sublease with Secured Party all FF&E and personal property at the Debtors' facilities belongs to Secured Party and Debtors have no ownership interest therein); and

1.1.2. All profits, income, property, and any and all other proceeds arising from or on account of the above-described property, whether now owned or hereafter acquired by the Debtors and howsoever its interest therein may arise or appear (whether by ownership, security interest claim or otherwise).

1.2. DEFINITION OF COLLATERAL. The assets and properties described in

Exhibit 10.6

Sections 1.1 and 1.2, above, shall be referred to collectively as the “Collateral.”

2. SECURITY FOR OBLIGATIONS

2.1. The security interest created by this Agreement in the Collateral constitutes continuing collateral security for:

2.1.1. The payment of all principal of, interest on, late payments under, and prepayment penalties or premiums (if any) with respect to, the Note;

2.1.2. The performance and discharge of each and every obligation of Debtors contained herein or in any other document executed in connection with the Note; and

2.1.3. Each and every amendment, renewal, increase or extension of any of the foregoing.

All of the foregoing items listed in this Section 2.1 are collectively referred to as the "Obligations."
2.2. The security interests granted herein are granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Debtor or the Debtor with respect to any of the Collateral or any transaction in connection therewith.

3. REPRESENTATIONS AND WARRANTIES. Debtors represent and warrant to Secured Party that:

3.1. Debtors and/or the Debtor are and will be at all times the legal and beneficial owner of the Collateral free and clear of any lien, security interest or other charge or encumbrance, except for the security interest created by this Agreement.

3.2. The exercise by Secured Party of its rights and remedies hereunder in accordance with and subject to the terms hereof will not contravene any law or governmental regulation currently existing or any contractual restriction in either case binding on or affecting Debtor or the Debtor, or any of their respective properties, and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of Debtor's or the Debtor’s other properties or the acceleration of any indebtedness.

3.3. No authorization or approval or other action by any governmental authority or regulatory body or any other person is required to be obtained by Debtor or the Debtor for the pledge hereunder by Debtor of, or the grants by Debtors of the security interest created in, the Collateral under this Agreement.

3.4. This Agreement creates a valid security interest in favor of Secured Party in the Collateral.

Exhibit 10.6

3.5. No financing statement covering the Collateral or any part thereof has been filed by Debtor with any filing officer, and no security agreement covering the Collateral or any part thereof has been made other than with Secured Party, and no security interest, other than the security interest granted to Secured Party, has attached or been perfected in the Collateral or in any part thereof.

4. COVENANTS AS TO THE COLLATERAL.

So long as any of the Obligations shall remain outstanding, Debtors will, unless Secured Party shall otherwise consent in writing:
4.1. Keep adequate records concerning the Collateral and permit Secured Party or any agents or representatives thereof at any reasonable time, upon reasonable prior notice, and from time to time to examine and make copies of and abstracts from such records;

4.2. At its expense, defend Secured Party's right, title and special property and security interest in and to the Collateral against the claims of any person;

4.3. At its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that Secured Party may reasonably request in order to (a) perfect and protect the security interest created or purported to be created hereby, (b) enable Secured Party to exercise and enforce his rights and remedies hereunder in respect of the Collateral, (c) otherwise effect the purposes of this Agreement;

4.4. Not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any Collateral;

4.5. At its expense and in such manner and form as Secured Party may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that Secured Party may request, in order to create, preserve, perfect or validate any security interest granted herein or to enable Secured Party to exercise and enforce its rights in accordance with the terms hereof with respect to any of the Collateral. To the extent permitted by applicable law, Debtor hereby authorizes Secured Party to execute and file, in the name of Debtors or otherwise, Uniform Commercial Code (the “Code”) financing statements (which may be carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement relating to this Agreement) which Secured Party in its sole discretion may deem necessary or appropriate to further perfect the security interests created herein; and

4.6. Not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party's security interest in any Collateral.

5. ADDITIONAL PROVISIONS CONCERNING THE COLLATERAL.

5.1. Debtors hereby authorize Secured Party to file, without the signature of Debtor or

Exhibit 10.6

the Debtor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

5.2. Debtors hereby irrevocably appoint Secured Party as Debtors' attorney-in-fact and proxy, with full authority in the place and stead of Debtors, and in their names or otherwise, from time to time in Secured Party's discretion, to take any action and to execute any instrument which Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

5.3. If Debtors fail to perform any agreement or obligation contained herein, Secured Party may perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be payable by Debtor and/or the Debtor pursuant to Section 7 hereof.

5.4. Secured Party shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Collateral, and Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords his own property.

6. COVENANTS AS TO THE DEBTORS' OPERATIONS

6.1. AFFIRMATIVE COVENANTS. From and after the Effective Date of this Agreement and so long as any of the Obligations remain outstanding, Debtors will, unless Secured Party otherwise consents in writing:

6.1.1. Use its best efforts to preserve and grow the Debtor's business and its relationships with and the goodwill of the customers and others having business dealings with the Debtors;

6.1.2. Cause the Debtor to perform all of the Debtor’s obligations under contracts, leases and documents relating to or affecting its business or its assets, except such obligations as the Debtor in good faith reasonably disputes;

6.1.3. Cause the Debtor to pay the Debtor’s debts, obligations and trade payables only when and as they become due;

6.1.4. Permit Secured Party access to the Debtor’s books and records, including financial records, upon five (5) days advance written notice for the purpose of auditing Debtor’s performance of its obligations hereunder. In the event such an audit reveals that Debtor has materially breached any covenant or agreement hereunder, Debtor shall immediately reimburse Secured Party for the costs and expenses incurred by Secured Party in conducting such audit.

6.2. NEGATIVE COVENANTS. From and after the Effective Date of this Agreement, and for so long as any Obligation remains outstanding, Debtors will not, without the prior written consent of Secured Party:

Exhibit 10.6

6.2.1. Approve any amendment to the Articles of Incorporation or the Bylaws of the

Debtors;
6.2.2. Permit the Debtors to issue, reserve for issuance, grant, sell or authorize the issuance of any shares of capital stock or other securities or subscriptions, options, warrants, calls rights or commitments of any kind relating to the shares of capital stock of the Debtors or any of its affiliates, or grant any option, warrant or right to purchase any bonds, debentures, notes or other corporate securities;

6.2.3. Permit the Debtors to subdivide or in any way reclassify any of the shares of its capital stock;
6.2.4. Permit the Debtors to declare, set aside or pay any dividend or other distribution or payment in respect of the outstanding shares of its capital stock, or purchase, redeem or otherwise acquire any of the shares of the capital stock of the Debtors or any of its affiliates;

6.2.5. Permit the Debtors to take any action, the effect of which is to cause or permit the Debtor to merge, consolidate or reorganize with or sell substantially all of its assets to any other person or entity,

6.2.6. Permit the Debtors to introduce any new material method of management or operation, or make any change in the conduct or operation of the Debtor’s business, other than changes made in the lawful and ordinary course of business which, individually and in the aggregate, do not materially and adversely affect the Debtor or its business;

6.2.7. Permit the Debtors to pay to Karen Forrister or David Lemcke a salary or other remuneration of any sort other than the approved management fees set forth in Section 6.2.15 below.;

6.2.8. Permit the Debtor to incur any debt or subject any of its assets to any encumbrance, except in the ordinary course of business;

6.2.9. Permit the Debtor to sell, lease, dispose of, or waive any substantial rights relating to, any of the property or assets of the Debtor, whether tangible or intangible, other than sales occurring in the lawful and ordinary course of business;

6.2.10. Permit the Debtors to conduct any bargain or liquidation sale or otherwise offer or dispose of its inventory at lower prices or on more favorable terms and conditions than those that have historically been charged or utilized by the Debtor, but this provision shall not be construed to apply to normal promotional sales to the extent such sales are consistent with the Debtor's past practices;

Exhibit 10.6

6.2.11. Permit the Debtors to voluntarily incur any obligation or liability, whether absolute, accrued, contingent or otherwise, other than (a) obligations incurred in connection with the purchase of goods and services in the ordinary course of business consistent with past practices, and (b) other obligations incurred in the lawful and ordinary course of business which individually and in the aggregate do not have a material adverse effect on the Debtor’s financial condition;

6.2.12. Cause or allow the loss of any insurance coverage for the Debtor’s assets or its business, unless replaced with coverage that was substantially similar (in amount and insurer) to the coverage now in effect;

6.2.13. Permit the Debtors to sell or dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of the Debtor that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

6.2.14. Permit the Debtors to suffer any diminution in value whether in the form of damage to reputation, loss of prospective business or the termination of material contracts such that in Secured Party's reasonable judgment, the value of the Collateral has, or is likely to, materially decline.

6.2.15. Enter into a management or other agreement of any sort between Debtors and, directly or indirectly, Karen Forrister or David Lemcke or any entity or affiliate with which they have a pecuniary interest of any sort for management or other services to be provided to the Debtors or its affiliates, without the express written permission of Secured Party; provided, however, that Debtors may enter into a management agreement and pay such persons or entities a management fee of 2.5% of Debtors’ revenue from the Savannah Beach Facility and then a management fee of 2.5% on its revenue from both the Oceanside and Jeffersonville Facilities at such time that such Facilities have been recertified for Medicare reimbursement by CMS and Debtors are paying rent to Secured Party for them under the master sublease between Debtors and Secured Party.

6.3. REPORTS. In furtherance of the covenants contained in this Section 6, the Debtor shall furnish Secured Party, within fifteen (15) days of the end of each month and twenty (20) days of the end of each quarter of year end, with a profit and loss statement of the Debtor's operations for the month or applicable period, a current balance sheet and a executive summary of all business transacted during the month or applicable period. Debtor shall revise the reports and furnish such additional information or prepare such other business summaries as Secured Party may request from time to time. Secured Party shall also have the right to conduct such audits of the Debtor's books and records that Secured Party deems necessary or appropriate to ensure compliance with the provisions of this Agreement.

7. REMEDIES UPON AN EVENT OF DEFAULT.

If Debtors shall have breached a term of this Agreement or an event of default shall have occurred under the Note or any other document executed in connection with this Agreement then 7

Exhibit 10.6

7.1. Secured Party may (a) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party under the Code; and (b) without limiting the generality of the foregoing, but subject to only the notice specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as Secured Party may deem commercially reasonable, for cash or on credit or for future delivery. Debtors agree that, to the extent notice of sale shall be required by law, at least 30 days' notice to Debtors of the time and place of any public sale or the time after which any private sale is to be made shall constitute "reasonable notification" to it. Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned without further notice to Debtor or the Debtor.

7.2. In the event that Secured Party elects to exercise its right, if any, to sell all or any part of the Collateral pursuant to Section 7.1, above, Debtors will, at their own expense and upon request by Secured Party, do or cause to be done all such other acts and things as may be necessary to vest good title to such Collateral in the purchaser thereof in compliance with applicable law. Debtors acknowledge that a breach of any of the covenants contained in this Section 7.2 may cause irreparable injury to Secured Party, that Secured Party shall have no adequate remedy at law in respect of such breach and, as a consequence, the covenants of Debtors contained in this Section 7.2 shall be specifically enforceable against Debtor and the Debtor, and Debtors hereby waive, to the extent such waiver is enforceable under law, and shall not assert any defenses against any action for specific performance of such covenants, except for the defense that no event of default has occurred.

7.3. Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of a widely distributed standard price quotations, at any private sale).

7.4. Upon any such sale, Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Debtor and/or the Debtor which may be waived, and Debtor and the Debtor, to the extent permitted by law, hereby specifically waive all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.

7.5. The notice (if any) of such sale required by Section 7.1, above, shall (a) in case of a public sale, state the time and place fixed for such sale, and (b) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale (provided that such notice complies with law). At any such sale the Collateral may be sold in one lot at an entirety or in separate parcels, as Secured Party may determine.

7.6. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of any such failure, such Collateral may

Exhibit 10.6

again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests granted herein and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

7.7. Notwithstanding the provisions of Section 7.2, above, Debtors recognize that Secured Party may deem it impracticable to effect a public sale of all or any part of the Collateral and that Secured Party may, therefore, determine to make one or more private sales of any such Collateral to a restricted group of purchasers. Debtors acknowledge that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner.

7.8. Any cash held by Secured Party as the Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied and accounted for by Secured Party as follows:

7.8.1. First, to the repayment of the reasonable costs and expenses, including reasonable attorneys' fees and legal expenses incurred by Secured Party in connection with (a) the administration of this Agreement, (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (c) the exercise or enforcement of any of the rights of Secured Party hereunder, or (d) the failure of Debtor and/or the Debtor to perform or observe any of the provisions hereof;

7.8.2. Second, at the option of Secured Party, to the payment or other satisfaction of any liens and other encumbrances upon any of the Collateral;

7.8.3. Third, to the reimbursement of Secured Party for the amount of any obligations of Debtor and/or the Debtor paid or discharged by Secured Party pursuant to the provisions of this Agreement, and of any reasonable expenses of Secured Party payable by Debtor and/or the Debtor hereunder;

7.8.4. Fourth, ratably to the satisfaction of the Obligations, first to accrued interest and then to principal;

7.8.5. Fifth, to the payment of any other amounts required by applicable law (including, without limitation, Section 9-504(1)(c) of the Code or any successor or similar applicable statutory provision); and

7.8.6. Sixth, the surplus proceeds, if any, to Debtor and the Debtor, ratably, or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction dispute submitted to adjudication by litigation following an arbitration proceeding as provided by Section shall direct.

7.9. In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which Secured Party is legally entitled, Debtor shall be liable for the deficiency, together with interest thereon at the maximum rate then permitted by law from the date of sale, collection or

Exhibit 10.6

realization, together with the costs of collection and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency.

7.10. Upon written demand to Debtor from Secured Party, Debtor shall be deemed to have sold the Debtor and shall be bound by the provisions of the covenant not to compete attached hereto as EXHIBIT A, without any further action on the part of Debtor or Secured Party; provided, however, that Debtor shall execute any additional documents that Secured Party requests to give effect to this paragraph.

8. INDEMNITY AND EXPENSES

8.1. Debtors shall indemnify and hold harmless Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the gross negligence or willful misconduct of Secured Party.

8.2. Debtors will upon demand pay to Secured Party the amount of any and all costs and expenses, including the fees and disbursements of Secured Party's counsel and of any experts and agents, which Secured Party may incur in connection with (a) the custody (including escrow expenses), preservation, use or preparation of, or the sale of, collection or other realization upon, any Collateral; (b) the exercise or enforcement of any of the rights of Secured Party hereunder; (c) the failure by Debtor or the Debtor to perform or observe any of the provisions hereof, except expenses resulting from Secured Party's gross negligence or willful misconduct; and (d) the amount of any taxes which Secured Party may be or may have been required to pay by reason of the security interests herein granted or to free the Collateral from any liens thereon, except expenses resulting from Secured Party's gross negligence or willful misconduct. Any such amount not paid on demand shall bear interest at sixteen and three quarters percent (16.75%) per annum or the maximum amount permitted by law, whichever is less.

9. MISCELLANEOUS.

9.1. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument, binding on all the parties hereto.

9.2. Any notices permitted or required hereunder shall be in writing and shall be deemed to have been given (a) on the date of delivery if delivery of a legible copy was made personally or by facsimile transmission, or (b) or the first (1st) business day following the date of delivery to an over-night courier for next-day delivery with charges prepaid or charged to the account of the person giving such notice, or (c) on the third (3rd) business day after the date on

Exhibit 10.6

which mailed by registered or certified mail, return receipt requested, addressed to the party for whom intended at the address set forth on the signature page of this Agreement or such other address, notice of which is given as provided herein.

9.2.1. Any party, in its sole discretion and for any reason, may reject the decision of the arbitration panel and seek adjudication of the dispute by giving written notice of its intention to do so within thirty (30) days after receipt of the written decision of the arbitrators and commencing appropriate legal proceedings to obtain adjudication of the dispute within thirty (30) days after the date on which it gives such notice.

9.2.2. Any party who rejects the decision of an arbitration panel and seeks to have a 9.3.3, below, shall be obligated to pay the costs and reasonable attorneys' fees incurred by the other party in such arbitration proceeding.

9.2.3. Any judicial action or proceeding commenced pursuant to this Section 9.3 shall be commenced and conducted in a state or federal court of competent jurisdiction situated in the county or judicial district in which the defendant in such action or proceeding has its corporate headquarters.

9.3. No waiver of any right hereunder shall be effective for any purpose unless in writing and signed by the party possessing said right. Any such written waiver shall not be construed to waive any subsequent right or other term or provision of this Agreement.

9.4. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators, assigns and legal representatives of each of them.

9.5. The parties agree that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendments of exhibits thereto. As used in this Agreement, the masculine, feminine and neuter gender and the singular or plural number shall each be deemed to include the other whenever the context indicates or requires.

9.6. This Agreement (a) constitutes the entire understanding of the parties concerning the matters set forth herein, and supersedes all prior and contemporaneous understandings, whether oral or written, concerning such matters, and (b) may not be modified or amended, except by an instrument signed by the party against whom enforcement of any such amendment may be sought.

9.7. If any action is commenced to construe or enforce this Agreement or the rights and duties created hereunder, then the party prevailing in that action shall be entitled to recover its attorneys' fees in that action and the costs and fees of enforcing any judgment entered therein.

9.8. The effective date of this Agreement shall be the date first written above.

[Signatures begin on the following page.] 11

Exhibit 10.6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective on the date set forth above. DEBTORS:
OS TYBEE, LLC,
a Georgia limited liability company
By:
Name:
Title:
SB TYBEE, LLC,
a Georgia limited liability company
By:
Name:
Title:
JV JEFFERSONVILLE, LLC,
a Georgia limited liability company
By:
Name:
Title:
SECURED PARTY: ADK Georgia, LLC, a Georgia limited liability company By: Name: Title: